SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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    Preliminary Proxy Statement                                                          Confidential, for Use of the Commission

    Definitive Proxy Statement                                                                Only (as permitted by Rule 14a-6(e)(2))

    Definitive Additional Materials

    Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12

PC Mall, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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PC MALL, INC.

2555 W. 190th Street

Torrance, California 90504

_______________

Notice of Annual Meeting of Stockholders

To Be Held July 16, 2002

_______________

To the Stockholders:

Notice is hereby given that the Annual Meeting of Stockholders of PC Mall, Inc., a Delaware corporation (the ''Company''), will be held at the Company's headquarters, located at 2555 W. 190th Street, Torrance, California 90504 on Tuesday, July 16, 2002 at 10:00 a.m. local time for the following purposes as more fully described in the Proxy Statement accompanying this Notice:

1. To elect four directors of the Company to serve until the 2003 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2. To approve and adopt an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company from 15,000,000 to 30,000,000;

3. To approve and adopt an amendment to the Company's 1994 Stock Incentive Plan to increase the number of authorized shares available for issuance under the Plan;

4. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 2002; and

5. To transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on June 7, 2002, are entitled to notice of and to vote at the meeting of or any adjournment thereof. A list of such stockholders will be available for examination by any stockholder at the Annual Meeting, or at the office of the Secretary of the Company, 2555 W. 190th Street, Torrance, California 90504, for a period of ten days prior to the Annual Meeting.

A copy of the Company's Annual Report for the fiscal year ended December 31, 2001, containing consolidated financial statements, is included with this mailing. Your attention is directed to the accompanying Proxy Statement for the text of the matters to be proposed at the meeting and further information regarding each proposal to be made.

STOCKHOLDERS UNABLE TO ATTEND THE MEETING IN PERSON ARE ASKED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU WISH.

                                                                                                        By Order of the Board of Directors,

                                                                                                        /s/ Frank F. Khulusi

                                                                                                        Frank F. Khulusi

                                                                                                        Chairman of the Board, President

                                                                                                        and Chief Executive

Torrance, California

June 21, 2002

PC MALL, INC.

2555 W. 190th Street

Torrance, California 90504

_______________

PROXY STATEMENT

_______________

Annual Meeting of Stockholders-July 16, 2002

INFORMATION CONCERNING SOLICITATION AND VOTING

This Proxy Statement is furnished by the Board of Directors of PC Mall, Inc., a Delaware corporation (the ''Company''), in connection with the solicitation of Proxies to be used at the Annual Meeting of Stockholders (the ''Meeting'') of the Company to be held on Tuesday, July 16, 2002, at 10:00 a.m. local time, at the Company's headquarters, located at 2555 W. 190th Street, Torrance, California 90504, and at all adjournments thereof for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders.  ANY PROXY IN WHICH NO DIRECTION IS SPECIFIED WILL BE VOTED IN FAVOR OF EACH OF THE MATTERS FOR WHICH NO DIRECTION IS SPECIFIED.  This Proxy Statement and the Notice of Meeting and Proxy are being mailed to stockholders on or about June 21, 2002.

The close of business on June 7, 2002 has been fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the Meeting.  At that date, the Company's outstanding voting securities consisted of 10,779,636 shares of common stock, par value $.001 per share (the ''Common Stock'').  On all matters which will come before the Meeting, each stockholder or his or her Proxy will be entitled to one vote for each share of Common Stock of which such stockholder was the holder on the record date.

Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time prior to its use by (i) delivering to the principal office of the Company a written notice of revocation, (ii) filing with the Company a duly executed Proxy bearing a later date or (iii) attending the Meeting and voting in person.

The costs of this solicitation will be borne by the Company.  The Company will request brokerage houses and other nominees, custodians and fiduciaries to forward soliciting material to beneficial owners of the Company's Common Stock.  The Company will reimburse brokerage firms and other persons representing beneficial owners for their expenses in forwarding solicitation materials to beneficial owners.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of June 7, 2002 by: (i) each of the Company's executive officers included in the Summary Compensation Table set forth under the caption ''Executive Compensation''; (ii) each director; (iii) all current directors and executive officers of the Company (as of June 7, 2002) as a group; and (iv) each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock. Percentage ownership is based on an aggregate of 10,779,636 shares of the Company's Common Stock outstanding on June 7, 2002.

Name and Address(1)	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned
Frank F. Khulusi	2,920,245(2)	26.5%
Sam U. Khulusi	710,000(3)	6.6%
Amre A. Youness	598,000(4)	5.5%
Daniel J. DeVries	210,275(5)	1.9%
Theodore R. Sanders	73,050(6)	*
Kristin M. Rogers	42,500(7)	*
Thomas A. Maloof	30,000(8)	*
Ronald B. Reck	28,750(9)	*
Mark C. Layton	5,000(10)	*
Scott W. Klein (11)	30,000(12)	*
All current directors and executive officersas a group (7 persons)	3,309,820(13)	29.1%

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*Less than 1%

(1)	Unless otherwise indicated, the address for each person is 2555 W. 190th Street, Torrance, California 90504.
(2)

Includes (i) 8,575 shares held in trust for the benefit of the children of Basimah Khulusi, and (ii) 225,000 shares underlying options which are presently vested or will vest within 60 days of June 7, 2002.

(3)	Includes 10,000 shares issuable upon exercise of stock options which are presently vested.Mr. Sam Khulusi served as a director of the Company until April 2002.
(4)	The address for Mr. Youness is 310 North Lake Avenue, Pasadena, CA91101.
(5)

Includes 209,675 shares issuable upon exercise of stock options which are presently vested or will vest within 60 days of June 7, 2002.Excludes 60,000 shares of eCOST.com issuable upon exercise of stock options which are presently vested or will vest within 60 days of June 7, 2002.

(6)

Includes 73,050 shares issuable upon exercise of stock options which are presently vested or will vest within 60 days of June 7, 2002.  Excludes 20,000 shares of eCOST.com issuable upon exercise of stock options which are presently vested or will vest within 60 days of June 7, 2002.

(7)	Includes 42,500 shares issuable upon exercise of stock options which are presently vested or will vest within 60 days of June 7, 2002.
(8)	Includes 30,000 shares issuable upon exercise of stock options which are presently vested or will vest within 60 days of June 7, 2002.
(9)	Includes 25,000 shares issuable upon exercise of stock options which are presently vested or will vest within 60 days of June 7, 2002.
(10)	Includes 5,000 shares issuable upon exercise of stock options which are presently vested or will vest within 60 days of June 7, 2002.
(11)	Mr. Klein was an executive officer of the Company until March 2001.
(12)	Includes 9,000 shares held by Mr. Klein's spouse.
(13)

This figure includes an aggregate of 610,225 shares issuable upon exercise of stock options which are presently vested or will vest within 60 days of June 7, 2002.  This figure excludes an aggregate of 80,000 shares of eCOST.com, Inc. issuable upon exercise of stock options which are presently vested or will vest within 60 days of June 7, 2002.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

Four directors are to be elected at the meeting, each director to hold office until the next Annual Meeting of Stockholders, or until his successor is elected and qualified. All of the persons listed below are now serving as directors of the Company. All of the persons listed below have consented to serve as directors, if elected.  The Board of Directors proposes for election the nominees listed below.

The table below gives certain information concerning the nominees:

Name	Age	Position	Director Since
Frank F. Khulusi	35	Chairman of the Board, President and Chief Executive Officer	1987
Thomas A. Maloof(1)(2)	50	Director	1998
Ronald B. Reck(2)	53	Director	1999
Mark C. Layton(2)	42	Director	2001

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(1)Member of Compensation Committee

(2)Member of Audit Committee

Frank F. Khulusi is a co-founder of the Company (and its predecessor) and has served as Chairman of the Board and Chief Executive Officer of the Company since the Company's inception in 1987.  Mr. Khulusi served as President of the Company from the Company's inception in 1987 until July 1999, and resumed the office of President in March 2001.From July 1999 to September 1999, Mr. Khulusi served as President of Toytime, Inc., an online retailer of toys.  In July 2000, a petition for involuntary bankruptcy was filed against Toytime under Chapter 11 of the United States Bankruptcy Code, which was dismissed by a federal bankruptcy court in November 2000.

 Thomas A. Maloof has served as a director of the Company since May 1998.Since January 2001, Mr. Maloof has served as the Chief Financial Officer of HMC, Inc., a hospitality company.  From February 1998 to November 2000, Mr. Maloof served as President of Perinatal Practice Management, Inc.  From September 1997 until February 1998, Mr. Maloof served as Chief Financial Officer of Prospect Medical Holdings.  From January 1995 until September 1997, Mr. Maloof was the Chief Executive Officer of Prime Health of Southern California.

 Ronald B. Reck has served as a director of the Company since April 1999. Mr. Reck was employed by Applebee's International, from 1987 to 1997, serving most recently as Executive Vice President and Chief Administrative Officer.Since 1998, Mr. Reck has served as President and Chief Executive Officer of Joron Properties, LLC, a real estate company.

 Mark C. Layton has served as a director of the Company since May 2001. Mr. Layton currently serves as Chairman, President and Chief Executive Officer of PFSweb, Inc., a provider of business process outsourcing services.  From 1988 through 1999, Mr. Layton served in various roles at Daisytek International, a global distributor of office consumables and computer supplies, most recently as President, Chief Executive Officer and Chief Operating Officer, and also served as Chairman of the Board of Daisytek from September 1999 to October 2000.  Prior to joining Daisytek, Mr. Layton served as a management consultant with Andersen Consulting (Accenture) for eight years, specializing in wholesale and retail distribution and technology.  Mr. Layton also serves as an Associate Editor for the Center for Cycle Time Research at the University of Memphis, and serves on the Dean's Advisory Council at Northern Arizona University College of Business Administration.

Voting Information

Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect all of the nominees. A stockholder submitting a Proxy may vote for all or any of the nominees for election to the Board of Directors or may withhold his or her vote from all or any of such nominees.  Directors are elected by a plurality of votes. An abstention from voting on this matter by a stockholder, while included for purposes of calculating a quorum for the Meeting, has no effect. In addition, although broker "non-votes'' will be counted for purposes of attaining a quorum, they will have no effect on the vote.  The persons designated in the enclosed proxy will vote your shares FOR each nominee unless instructions otherwise are indicated in the enclosed proxy.

All of the nominees have agreed to serve the Company as directors if elected. However, should any nominee become unwilling or unable to serve if elected, the Proxy Agents named in the Proxy will exercise their voting power in favor of such other person as the Board of Directors of the Company may recommend. The Company's Certificate of Incorporation does not provide for cumulative voting in the election of directors.

Meetings and Committees of the Board of Directors

During the fiscal year ended December 31, 2001, the Board of Directors held three meetings. Each director attended at least 75% of the aggregate total number of meetings of the Board of Directors plus the total number of meetings of all committees of the Board on which he served.

Until May 2001, the members of the Audit Committee were Thomas Maloof and Ronald Reck.  In May 2001, the Audit Committee was expanded to three members, and Mark Layton was appointed as the third member. The Audit Committee held three meetings during the year ended December 31, 2001.The functions of the Audit Committee include reviewing and supervising the financial controls of the Company, making recommendations to the Board of Directors regarding the Company's independent accountants, reviewing the books and accounts of the Company, meeting with the officers of the Company regarding the Company's financial controls, acting upon recommendations of the independent accountants and taking such further actions as the Audit Committee deems necessary to complete an audit of the books and accounts of the Company. The members of the Audit Committee are "independent" as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards.

In 2001, the members of the Compensation Committee were Sam Khulusi and Thomas Maloof.  Mr. Sam Khulusi resigned as a director in April 2002.The Compensation Committee held one formal meeting during the year ended December 31, 2001 and met a number of times on an informal basis.  The Compensation Committee's functions include reviewing with management cash and other compensation policies for employees, making recommendations to the Board of Directors regarding compensation matters and determining compensation for the Chief Executive Officer.  In addition, the Compensation Committee administers the Company's stock plans and, within the terms of the respective stock plan, determines the terms and conditions of issuances thereunder.

The Company has no nominating committee or any committee performing those functions. The Board as a whole performs the functions which would otherwise be delegated to a nominating committee.

Compensation of Directors

During fiscal year 2001, the Company compensated directors who were not employed by the Company or its affiliates a total of $16,000 paid in quarterly installments, in addition to $2,500 for each board meeting, and $1,000 for each committee meeting. Directors of the Company are eligible to participate in the Company's 1994 Stock Incentive Plan.  During 2001, the Company granted 15,000 shares to each of Sam U. Khulusi, Thomas A. Maloof, and Ronald B. Reck under the Company's 1994 Stock Incentive Plan.  The options were granted at $1.49 per share (which was the fair market value as of the date of grant), vest 33% upon grant date, and 33% per year over a 2-year period, and expire 10 years from the date of grant.  The Company also granted 20,000 shares to Mark C. Layton under the Company's 1994 Stock Incentive Plan.  The options were granted at $1.85 per share (which was the fair market value as of the date of grant), vest 25% per year over a 4-year period, and expire 10 years from the date of grant.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company and the other four executive officers whose compensation exceeded $100,000 during the 2001 fiscal year.

Summary Compensation Table

	Annual Compensation			Long Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Options (#)(1)		All Other Compensation ($)(2)
Frank F. Khulusi	2001	$400,000	$117,683	200,000		$2,438
Chairman, President and	2000	400,000	--	--		2,438
Chief Executive Officer	1999	400,000	--	50,000		2,531

Theodore R. Sanders	2001	235,000	49,831	40,000		8,340	(3)
Chief Financial Officer	2000	207,382	46,833	--	(4)	10,884	(5)
	1999	171,732	27,500	13,000		10,425	(3)

Daniel J. DeVries	2001	250,000	45,127	70,000		13,456	(6)
Executive Vice President,	2000	248,904	29,642	--		10,594	(7)
Marketing	1999	225,000	18,000	35,000	(8)	10,768	(9)

Kristin M. Rogers (10)	2001	250,000	49,831	40,000		1,947
Executive Vice President,	2000	201,993	8,491	50,000		144
Enterprise Sales

Scott W. Klein (11)	2001	95,384	74,023	--		180,472	(12)
Former President	2000	309,150	46,052	--		67,682	(13)
	1999	207,403	25,000	325,000	(14)	82,358	(15)

___________

(1)

Excludes options acquired as a result of the spin-off of uBid in June 1999, in which all options to purchase the Company's common stock were converted into options to purchase both shares of the Company's common stock and uBid common stock.

(2)	Unless otherwise specified, the number constitutes Company matching contributions under its 401(k) plan.
(3)	Represents automobile allowance.
(4)	Does not include options to purchase an aggregate of 40,000 shares of eCOST.com granted to Mr. Sanders in 2000.
(5)	Represents automobile allowance of $9,730 and 401(k) matching contributions of $1,154.
(6)	Represents automobile allowance of $11,268 and 401(k) matching contributions of $2,188.
(7)	Represents automobile allowance of $8,418 and 401(k) matching contributions of $2,176.
(8)	Does not include options to purchase an aggregate of 100,000 shares of eCOST.com granted to Mr. DeVries in 1999.
(9)	Represents automobile allowance of $8,618 and 401(k) matching contributions of $2,150.
(10)	Ms. Rogers joined the Company in February 2000 and was appointed as Executive Vice President - Enterprise Sales in June 2001.
(11)	Mr. Klein joined the Company in May 1999, was promoted to President in July 1999, and resigned in March 2001.
(12)	Represents consulting fees pursuant to Mr. Klein's separation agreement of $156,745, relocation payments of $21,913 and 401(k) matching contributions of $1,814.
(13)	Represents automobile allowance of $3,940, relocation payments of $61,242 and 401(k) matching contributions of $2,500.
(14)	Does not include options to purchase an aggregate of 150,000 shares of eCOST.com granted to Mr. Klein in 1999.
(15)	Represents automobile allowance of $16,420 and relocation payments of $65,938.

Option Grants in Last Fiscal Year

 The following table provides information on option grants in fiscal 2001 to the following named executive officers:

	Individual Grants
Name	Number of Securities Underlying Options Granted (#)(1)	Percent of Total Options Granted in Fiscal Year(2)	Exercise or Base Price ($/sh)	Expiration Date	Grant Date Present Value ($)(3)
Frank F. Khulusi	200,000	21.4%	$1.49	4/17/11	$279,540
Theodore R. Sanders	40,000	4.3%	1.49	4/17/11	55,908
Daniel J. DeVries	70,000	7.5%	1.49	4/17/11	97,839
Kristin M. Rogers	40,000	4.3%	1.49	4/17/11	55,908

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(1)

The options vest in equal quarterly installments over a four-year vesting period, with the vesting period beginning September 17, 2000.  Upon the occurrence of certain events resulting in a change of control of the Company or certain major corporate transactions, the options become fully vested and exercisable, subject to certain exceptions and limitations.

(2)	The Company granted options to purchase an aggregate of 935,775 shares of the Company's Common Stock in fiscal 2001.
(3)

As suggested by the Commission's rules on executive compensation disclosure, the Company used the Black-Scholes model of options valuation to determine grant date present value.  The Company does not advocate or necessarily agree that the Black-Scholes model can properly determine the value of an option.  The present value calculations are based on a ten-year option term with an expected life of seven years.  Assumptions include an interest rate of 5.14%, an annual dividend yield of 0% and volatility of 135%.

There were no grants to purchase shares of eCOST.com, a subsidiary of the Company, during the 2001 fiscal year to named executive officers.

	Number of Securities Underlying Unexercised Options at End of Fiscal 2001 (#)		Value of Unexercised In-the-Money Options at End of Fiscal 2001 ($)(1)
	Exercisable	Unexercisable	Exercisable	Unexercisable
Frank F. Khulusi	187,500	162,500	$377,525	$353,375
Theodore R. Sanders	62,800	56,000	133,794	119,255
Daniel J. De Vries	186,175	77,625	419,850	152,894
Kristin M. Rogers	25,000	65,000	32,125	70,675

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(1)

Value based on the closing price of the Company's Common Stock as reported on the Nasdaq National Market on December 31, 2001, which was $4.06, less the exercise price, times the number of shares issuable pursuant to such options.

The following table sets forth, for each of the executive officers named in the Summary Compensation Table above, certain information with respect to the value of unexercised options to purchase shares of eCOST.com as of December 31, 2001. No options to purchase eCOST.com common stock were exercised by the named executive officers during the 2001 fiscal year.

	Number of Securities Underlying Unexercised Options at End of Fiscal 2001 (#)		Value of Unexercised In-the-Money Options at End of Fiscal 2001 ($)(1)
	Exercisable	Unexercisable	Exercisable	Unexercisable
Theodore R. Sanders	10,000	30,000	--	--
Daniel J. De Vries	40,000	60,000	$32,000	$48,000

_____________

(1)

There was no public trading market for the common stock of eCOST.com as of December 31, 2001. Accordingly, the value of unexercised in-the-money options listed in the table has been calculated on the basis of $1.00 per share, which was the assumed fair value of the eCOST.com common stock at December 31, 2001, less the applicable exercise price per share, multiplied by the number of shares underlying such options.

Equity Compensation Plan Information

 The following table sets forth information about the Company's Common Stock that may be issued upon exercise of options under all of the Company's equity compensation plans as of December 31, 2001:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Security Holders	1,997,938	$3.00	876,702	(1)
Equity Compensation Plans Not Approved by Security Holders	45,000	7.28	0
Total	2,042,938	$3.10	876,702

(1)	Represents shares available for issuance under the Company's 1994 Stock Incentive Plan as of December 31, 2001. The 1994 Stock Incentive Plan contains an evergreen formula pursuant to which on January 1 of each year, the aggregate number of shares reserved for issuance under the 1994 Stock Incentive Plan will increase by a number of shares equal to 3% of the outstanding shares on December 31 of the preceding year.
(2)	On June 10, 1999, the Company granted options to purchase 15,000 and 30,000 shares of the Company's common stock to Michael Assadi and Peter Zuiker, respectively. Each of the options were granted at an exercise price of $7.28125 per share (the fair market value on the date of the grant) and have a term of ten years. The options granted to Mr. Assadi vest in equal annual installments over a five year period, and the options granted to Mr. Zuiker vest in equal quarterly installments over a three year period. The options expire three months after termination of the option holder's employment with the Company. Upon the occurrence of certain events resulting in a change of control of the Company or certain major corporate transactions, the options become fully vested and exercisable, subject to certain exceptions and limitations.

Compensation Committee Interlocks and Insider Participation

Sam Khulusi, who served on the Company's Compensation Committee until his resignation as a director in April 2002, served as an executive officer of the Company until February 1996.  There are no Compensation Committee interlocks between the Company and other entities involving the Company's executive officers and Board members who serve as executive officers of such companies.

Employment Agreements

In January 1995, the Company entered into a three-year employment agreement with Frank F. Khulusi (the "Employment Agreement''). Although the original term of the Employment Agreement expired January 1, 1998, the Employment Agreement further provides for one-year automatic extensions if the Employment Agreement is not terminated by the Company or Mr. Khulusi.  In 1997, the Employment Agreement provided for an annual base salary to Mr. Khulusi of $400,000. The Employment Agreement also provides that Mr. Khulusi is entitled to certain severance benefits in the event that his employment is terminated by the Company "without cause'' or by Mr. Khulusi for "good reason'' or following a "change of control'' (all as defined in the Employment Agreement).  In such cases, Mr. Khulusi would receive two times his salary and bonus for the preceding twelve months in a lump sum distribution following notice of termination.

In January 2000, the Company entered into an employment agreement with Kristin M. Rogers.  Pursuant to this agreement, Ms. Rogers' compensation included (i) an annual base salary of $250,000 and (ii) an annual bonus of $125,000 based upon the achievement of annual goals mutually agreed upon by the Company and Ms. Rogers.  In addition, the Company agreed to grant Ms. Rogers an option to purchase 400,000 shares of Common Stock of PCM.com Business Solutions, a wholly owned subsidiary of the Company, vesting at a rate of 25% per year on each anniversary date of the option (the "PCM Option"), and an option to purchase 50,000 shares of Common Stock of the Company vesting over a period of four years (the "Company Option").  However, any exercise of the Company Option will result in the immediate and automatic termination of the entire PCM Option.  Likewise, any exercise of the PCM Option will result in the immediate and automatic termination of the entire Company Option.  The employment agreement also provides that in the event Ms. Rogers is terminated by the Company without cause (as defined in the employment agreement), upon the execution of a separation agreement satisfactory to the Company, Ms. Rogers is entitled to receive a severance payment equal to six months of her base compensation.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the Securities and Exchange Commission. Such officers, directors and ten percent stockholders are also required by the Commission's rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that during the fiscal year ended December 31, 2001, all Section 16(a) filing requirements applicable to its officers, directors and ten percent stockholders were complied with, except that Kristin M. Rogers filed a late Form 3.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Stock Performance Graph which follows shall not be deemed to be incorporated by reference into any such filings.

 The Compensation Committee reviews with management cash and other compensation policies for employees, makes recommendations to the Board of Directors regarding compensation matters and determines the compensation for the Chief Executive Officer.  In addition, the Compensation Committee administers the Company's stock option plans and, within the terms of the respective stock option plan, determines the terms and conditions of issuances thereunder.  The compensation of the executive officers of the Company, except for the compensation of the Chief Executive Officer, is set and approved by the Compensation Committee of the Board of Directors based on the recommendation of the Chief Executive Officer.

Compensation Policies

The Compensation Committee's executive compensation policies are designed to provide levels of compensation that integrate pay with the Company's objectives and goals, reward above-average corporate performance, recognize individual initiative and achievements and assist the Company in attracting and retaining qualified executives.  Executive compensation is set at levels that the Compensation Committee believes to be adequate to recruit, retain and motivate key employees.

There are three primary elements in the Company's executive compensation program:

-         Base salary

-         Bonus

-         Stock options

Individual base salaries are established based on an executive officer's experience, historical contribution and future importance to the Company and other subjective factors, without assigning a specific weight to individual factors.

Bonuses are paid pursuant to executive bonus plans.  Bonus awards are set based on various goals dependent upon the person's function in the organization. Certain individuals' bonus plans are set as a percentage of base salary, with the specific percentage determined by the person's position within the Company.  The award of bonuses is dependent on the achievement of specified goals.  The achievement of quantitative goals at the department and corporate levels is the primary factor in determining bonuses and such goals are tied to the achievement of specified performance targets.  During 2001, the executive bonus plan provided a bonus pool of 10% of the incremental quarterly pre-tax profits for the core business over the comparable quarter for the prior year.  If the prior year core business pre-tax results were a loss, the bonus calculation is adjusted assuming prior year core business pre-tax results were break-even.  A new executive bonus plan was approved during 2002, to provide a bonus pool of 10% of the incremental quarterly pre-tax profits for the consolidated business over the comparable quarter for the prior year.  In addition, executive officers are eligible for other bonuses at the discretion of the Compensation Committee and Chief Executive Officer.

The Company believes that a component of the compensation paid to the Company's executives over the long term should be derived from stock options.  The Company believes that stock ownership in the Company is a valuable incentive to executives and that the grant of stock options to them serves to align their interests with the interests of the stockholders as a whole and encourages them to manage the Company in its best interests.  The Compensation Committee determines whether to grant stock options, as well as the amount of the grants, based on a person's position within the Company.

Compensation of Chief Executive Officer

In establishing the Chief Executive Officer's overall compensation, the Compensation Committee considered a number of factors, including the record of leadership and service provided by the Chief Executive Officer since co-founding the Company.  The Committee has not found it practicable to, and has not attempted to, assign relative weights to the specific factors considered in determining the Chief Executive Officer's compensation. Consistent with the Company's overall executive compensation program, the Chief Executive Officer's compensation is composed of base salary and bonus. The Chief Executive Officer's base salary was set at $400,000 in his Employment Agreement with the Company, described above, and is currently his base salary for 2002.In 2001, the Chief Executive Officer was paid a bonus of $117,683 and was granted stock options to purchase 200,000 shares of the Company's Common Stock at an exercise price of $1.49 (which was the fair market value as of the date of grant).  The options vest in equal quarterly installments over a four-year vesting period, with the vesting period beginning September 17, 2000, and expire in 10 years.

Policy Regarding Deductibility of Compensation for Tax Purposes--Compliance With Internal Revenue Code Section 162(m)

Section 162(m) of the Code generally disallows a tax deduction to public companies for annual compensation over $1 million paid to the chief executive officer or any of the four other most highly compensated executive officers.  However, certain compensation meeting a tax law definition of "performance-based'' is generally exempt from this deduction limit. The Company does not currently have a policy regarding qualification of cash compensation, such as salary and bonuses, for deductibility under Section 162(m).  However, none of the Company's executives receive such compensation at levels that approach the Section 162(m) $1 million limit.  The Company has included provisions in the 1994 Stock Incentive Plan designed to enable grants of options and SARs to executive officers affected by Section 162(m) to qualify as "performance-based'' compensation.  However, such grants cannot qualify until such grants are made by a committee consisting of "outside directors'' under Section 162(m).Prior to March 1999, the Compensation Committee did not meet this requirement.

Compensation Committee

Thomas A. Maloof

STOCK PERFORMANCE GRAPH

The performance graph below compares the cumulative total stockholder return of the Company with the cumulative total return of the Nasdaq Stock Market-US Companies Index ("Nasdaq-US'') and the Nasdaq Retail Trade Index ("Nasdaq-Retail'').The graph assumes $100 invested at the per-share closing price of the Company's common stock and each of the indices on December 31, 1996.  In June 1999, the Company spun off to its stockholders the Company's uBid, Inc. subsidiary.  For purposes of the table below, the uBid shares distributed to the Company's stockholders are treated as nontaxable cash dividends that have been reinvested in additional shares of Common Stock of the Company in June 1999.  The stock price performance shown in this graph is neither necessarily indicative of nor intended to suggest future stock price performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

Among PC Mall, Inc., Nasdaq-US, Nasdaq-Retail

Measurement Period (Fiscal Year Covered)	PC Mall, Inc.	NASDAQ STOCK MARKET (U.S.)	NASDAQ RETAIL TRADE

Measurement Date
12/31/96	$100	$100	$100
FYE 12/97	$135	$122	$117
FYE 12/98	$431	$173	$143
FYE 12/99	$373	$321	$125
FYE 12/00	$ 57	$193	$77
FYE 12/01	$207	$153	$106

REPORT OF AUDIT COMMITTEE

The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company's financial reporting process. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent auditors are responsible for auditing the Company's financial statements and expressing an opinion as to their conformity to accounting principles generally accepted in the United States.

In the performance of this oversight function, we have reviewed and discussed with management the Company's audited financial statements as of and for the fiscal year ended December 31, 2001. We have discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors their independence.

Based on the reviews and discussions referred to above, we have recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

We have also considered whether the provision of services by PricewaterhouseCoopers LLP, other than services related to the audit of the financial statements referred to above and the review of the interim financial statements included in the Company's quarterly reports on Form 10-Q for the most recent fiscal year, is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

Audit Committee

Mark C. Layton

Thomas A. Maloof

Ronald B. Reck

 *       *       *

The foregoing Audit Committee Report shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the Report by reference in any such document.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None.

PROPOSAL TWO

AMENDMENT TO THE CERTIFICATE OF INCORPORATION

TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

 Proposed Amendment to Article IV of the Certificate of Incorporation

At the Annual Meeting, stockholders will be asked to vote on a proposal to amend the Certificate of Incorporation to increase the authorized number of shares of Common Stock from 15,000,000 shares 30,000,000 shares.  In April 2002, the Board of Directors approved this amendment to the Company's Certificate of Incorporation, subject to stockholder approval.  If approved by the Company's stockholders, Article IV of the Certificate of Incorporation would be amended in its entirety to read as follows:

"4.       The total number of shares of all classes of stock which the Corporation is authorized to issue is Thirty-Five Million (35,000,000) shares, consisting of Thirty Million (30,000,000) shares of Common Stock, par value $.001 per share and Five Million (5,000,000) shares of Preferred Stock, par value $.001 per share.  The Preferred Stock may be issued in one or more series, and the Board of Directors of the Corporation is expressly authorized (i) to fix the designations, powers, preferences, rights, including voting rights, qualifications, limitations and restrictions with respect to any series of Preferred Stock and (ii) to specify the number of shares of any series of Preferred Stock."

Purpose and Effect of the Proposed Amendment

The Board of Directors believes that it is in the Company's best interest and advisable to amend the Certificate of Incorporation to increase the number of authorized shares of Common Stock to provide the Company with the flexibility to meet its business needs and to take advantage of opportunities as they arise.  The proposed increase in the number of authorized shares of Common Stock would result in additional shares being available for stock incentive plans, acquisitions or future financing options.  The Company currently has no specific plans, arrangements or understandings with respect to the issuance of these additional shares, and no other change in the rights of stockholders is proposed.

The amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock, if approved by stockholders, will be effective upon the execution, acknowledgement and filing of an Amended and Restated Certificate of Incorporation with the Delaware Secretary of State.

Board Recommendation and Stockholder Vote Required

The Board of Directors has adopted and approved the proposed amendment to Article IV of the Certificate of Incorporation, subject to the requisite approval by the Company's stockholders.  The Board of Directors of the Company has considered the proposed amendment and recommends that the Company's stockholders adopt the proposed amendment to Article IV of the Certificate of Incorporation as set forth in this Proxy Statement.  The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is required to adopt the proposed amendment to Article IV.  Shares held by persons who abstain from voting on the proposal and broker "non-votes" will not be voted for or against the proposal.  Shares held by persons abstaining and broker "non-votes" will be counted in determining whether a quorum is present for purposes of voting on the proposal and will have the same effect as a vote against the matter. The persons designated in the enclosed Proxy will vote your shares FOR approval of the resolution unless instructions to the contrary are indicated in the enclosed Proxy.

PROPOSAL THREE

APPROVAL OF AMENDMENT TO THE COMPANY'S

AMENDED AND RESTATED 1994 STOCK INCENTIVE PLAN

Proposed Amendment to the Company's Amended and Restated 1994 Stock Incentive Plan

At the Annual Meeting, stockholders will be requested to approve an amendment to the Company's Amended and Restated 1994 Stock Incentive Plan (the "Plan").  The Company adopted and the stockholders originally approved the Plan in November 1994.  The Plan provides a means to attract and retain officers and key employees and promote the success of the Company.  Subject to approval by the Company's stockholders, the Board of Directors has approved an amendment to the Plan to increase the number of shares authorized to be issued under the Plan by 750,000 shares.  The proposed amendment and the material features of the Plan, as proposed to be amended, are described below.  The following description of the Plan is only a summary, and is qualified by reference to the Plan, a copy of which is attached as Annex A to this Proxy Statement.

Proposed Amendment to the Plan

In May 2000, the Company's stockholders approved amendments to the Plan to (i) increase the number of shares authorized to be issued under the Plan from 1,950,000 shares to 2,950,000 shares, (ii) add an "evergreen provision" pursuant to which the number of shares available for issuance under the Plan as of January 1 of each year is increased by three percent (3%) of the Company's outstanding common stock as of December 31 of the immediately preceding fiscal year, and (iii) add non-employee directors as persons eligible to receive options and other stock-based awards under the Plan.  As of June 7, 2002, options to purchase 2,025,234 shares of Common Stock were outstanding under the Plan and 1,106,794 shares remained available for issuance under the Plan.

In June 2002, the Board of Directors adopted, subject to stockholder approval, an amendment to the Plan to increase the stated number of shares authorized to be issued under the Plan by 750,000 shares to an aggregate of 4,326,324 shares.  This aggregate number of shares authorized for issuance under the Plan includes annual increases in the 2001 and 2002 fiscal years pursuant to the Plan's evergreen provision.  The proposed increase in authorized shares will provide the Company with additional flexibility in the number of shares subject to options that can be granted to individuals under the Plan.  The Board of Directors believes that it is desirable and in the best interests of the Company to increase the shares available for issuance under the Plan.

Purposes of the 1994 Stock Incentive Plan

The purposes of the Plan are to (i) provide a means by which selected employees and other persons who provide services to the Company and any parent corporation or subsidiary corporation of the Company (an "Affiliate"), as those terms are defined in the Code, may be given an opportunity to benefit from increases in the value of the stock of the Company through the granting of stock options and other stock-based awards ("Stock Awards"), (ii) assist the Company in retaining the services of such individuals, (iii) secure and retain the services of persons capable of performing services for the Company and its Affiliates, and (iv) provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

Administration

The Plan is administered by the Board of Directors of the Company, unless the Board delegates administration of the Plan to a committee of the Board of Directors composed of two or more members of the Board (the "Committee") or such lesser number as permitted by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and satisfying the other requirements of the Plan.  The Plan provides that the Committee may delegate to a subcommittee or separate committee (the "Subcommittee") the responsibility to make grants of options or SARs or sales or bonus grants of Common Stock to any "Covered Employee" as such term is defined by Section 162(m) of the Code, and, if applicable, to establish, administer and certify the attainment of performance goals, with respect to such grants.  Any such Subcommittee shall, in addition to meeting other applicable requirements, be composed solely of two or more outside directors within the meaning of Section 162(m) of the Code to the extent necessary to qualify such grants as "performance-based compensation" under Section 162(m) of the Code and the regulations thereunder.  The Committee has delegated to the Company's Chief Executive Officer limited authority to approve the grant of options under the Plan.  As used herein with respect to the Plan, the "Board" refers to the Committee (or subcommittee thereof) as well as the Board itself.

The Board has the final power to construe and interpret the Plan and the Stock Awards granted under it, and, subject to the provisions of the Plan, to determine the persons to whom Stock Awards will be granted pursuant to the Plan; when and how Stock Awards shall be granted; whether a Stock Award will be an incentive stock option, a nonstatutory stock option, a stock grant, a restricted stock grant, a right to purchase restricted stock, a stock appreciation right or a combination of the foregoing; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to purchase or receive stock pursuant to a Stock Award; and the number of shares with respect to which Stock Awards shall be granted to each such person.

Duration, Amendment and Termination

The Board may at any time amend or terminate the Plan, provided, however, that no amendment or termination shall impair or alter any rights granted under the Plan prior to such amendment or termination without the written consent of the grantee of such rights.  Any amendment of the Plan must be approved by the stockholders of the Company if the amendment would (i) materially increase the benefits accruing to participants under the Plan, (ii) increase the number of shares of Common Stock available under the Plan, or (iii) materially modify the eligibility requirements for participation in the Plan.  The Plan terminates with respect to the grant of incentive options on the tenth anniversary of the date of adoption of the Plan, unless previously terminated by the Board.

Eligibility

Incentive stock options may be granted only to employees (including executive officers and directors who are bona fide employees) of the Company or any Affiliate.  Stock Awards other than incentive stock options may be granted to employees (including executive officers), directors, independent contractors or consultants of the Company or any Affiliate.

Stock Subject to the Plan

Subject to certain adjustments, the stock that may be issued pursuant to Stock Awards granted under the Plan currently cannot exceed in the aggregate 3,576,324 shares of the Company's Common Stock, which number includes annual increases in the 2001 and 2002 fiscal years pursuant to the Plan's evergreen provision. The maximum aggregate number of shares available for issuance under the Plan is automatically increased as of January 1 of each year by three percent (3%) of the Company's outstanding Common Stock as of December 31 of the immediately preceding fiscal year.  If the proposed amendment to the Plan is approved by stockholders, the aggregate number of shares available for issuance under the Plan will be increased by 750,000 shares, such that the stated maximum aggregate number of shares will be 4,326,324, subject to automatic increase each year pursuant to the Plan's evergreen provision.  If Stock Awards granted under the Plan expire or otherwise terminate without being exercised, the Common Stock not issued under such Stock Awards shall again become available for issuance under the Plan.  The maximum aggregate number of shares available for grant of incentive stock options is 650,000 shares of Common Stock, and the maximum aggregate number of shares available for restricted stock awards is 100,000 shares of Common Stock.  The maximum number of shares of Common Stock with respect to which options or other awards may be granted to any individual in any fiscal year under the Plan is 650,000 shares of Common Stock, subject to adjustment as described below.  The last reported sales price of the Company's Common Stock on the Nasdaq National Market on June 7, 2002 was $3.78 per share.

Terms of Stock Awards under the Plan Terms of Stock Options

The following is a description of the terms and conditions of stock options permitted by the Plan.  Such terms and conditions may change from time to time, and the terms and conditions of separate options need not be identical.

Exercise Price.  The exercise price for any incentive stock option granted under the Plan may not be less than the fair market value of the stock subject to the option on the date of grant.  However, no incentive stock option may be granted to a person who, at the time of the grant, owns stock constituting more than 10% of the total combined voting power of all classes of stock entitled to vote of the Company or of an Affiliate ("10% Stockholder"), unless the exercise price is at least 110% of the fair market value of such stock on the date the option is granted and the term of the option does not exceed five years from the grant date.  The exercise price for any nonstatutory stock option granted under the Plan may be determined by the Committee.  In the event of a decline in the value of a Company's Common Stock, the Board has the authority to offer optionees the opportunity to replace outstanding higher-priced options with new lower-priced options, provided, however, that any replaced options still count against the per employee limit described above on the number of shares of Common Stock that may be granted to an individual in the form of options in a given calendar year.

Consideration.  The exercise price of options granted under the Plan must be paid either in cash or by check, bank draft or money order at the time the option is exercised or to the extent permitted by the Committee by, (i) delivery of shares of Common Stock valued at fair market value owned by optionee or with shares of Common Stock (valued at fair market value) withheld from the shares otherwise delivered to optionee upon exercising the option, (ii) by delivery of an irrevocable direction to a securities broker to sell shares of Common Stock and deliver the proceeds to the Company, (iii) by delivery of a promissory note with such terms as the Committee requires, or in any combination of the foregoing.

Option Exercise.  Options granted under the Plan may be immediately exercisable or allotted in periodic installments as determined by the Board.  If the total number of shares subject to an option is allotted in periodic installments, then during each installment period, the option may become exercisable with respect to some or all of the shares allotted to that period and may be exercised with respect to some or all of the shares allotted to that period and any prior period for which the option was not fully exercised.

Term. The term of an incentive stock option granted under the Plan will not exceed ten years; provided that the term of any incentive stock option granted to a 10% Stockholder will not exceed five years.

Termination of the Option.  Although subject to the Board's discretion, optionees generally earn the right to exercise their options by remaining as employees or, in the case of consultants and other non-employees, continuing to provide services to the Company or an Affiliate.  Under the forms of option agreements used to date under the Plan, an option generally will terminate three months after the optionee ceases to be employed by the Company or an Affiliate or ceases to so provide services, subject to certain exceptions for termination as a result of death or disability.

Transferability.  Incentive stock options may not be transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the optionee, only by the optionee.  However, the optionee may designate a beneficiary of the optionee's incentive stock option in the event of the optionee's death on a beneficiary designation form provided by the Committee.  Other awards may be transferred by gift or through a domestic relations order to members of the optionee's immediate family to the extent provided in the award agreement or in the manner and to the extent determined by the Committee.

Terms of Stock Purchases and Bonuses and Stock Appreciation Rights

General.  The Board has the authority to grant Stock Awards under the Plan in the form of stock grants, restricted stock grants, through the sale of restricted stock or through the issuance of SARs.  The terms of the stock grant, restricted stock grant, restricted stock purchase agreement or SAR may change from time to time and may vary between participants; however, each shall include the substance of the following provisions:

Consideration.  The purchase price under each restricted stock purchase agreement shall be such amount as the Board shall determine and designate in such agreement.  Stock grants, restricted stock grants and SARs will be awarded pursuant to a stock grant, restricted stock grant or SAR agreement.  The purchase price for stock acquired pursuant to a stock purchase agreement shall be paid either in cash at the time of purchase or, at the discretion of the Board, according to a deferred or other arrangement, or in any other form of legal consideration that may be acceptable to the Board.

Repurchase Option By Company.  Stock sold or awarded under the Plan may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board. Should a participant cease to be an employee, independent contractor or consultant of the Company or an Affiliate, then the Company may, in its discretion, decide to repurchase or otherwise acquire any stock which has not vested as of the date of termination, subject to the provisions of the applicable award agreement.

Section 162(m) of the Internal Revenue Code

Under Section 162(m) of the Internal Revenue Code, compensation paid in any year to any of the Company's Covered Employee's (the Chief Executive Officer and four other most highly compensated executive officers) is potentially nondeductible by the Company to the extent that it exceeds $1,000,000.  However, certain "performance-based compensation" is exempt from the $1,000,000 cap on deductibility.

The Plan contains provisions designed to enable grants of options or SARs to Covered Employees to qualify as "performance-based compensation" provided that the grants of options or SARs: (i) are made by a Subcommittee (as described above under "Administration") of the Board consisting solely of two or more outside directors (as that term is specially defined for purposes of section 162(m) of the Code), and (ii) (A) in the case of options, have a per share option exercise price at least equal to the per share fair market value (on the grant date) of the stock subject to the option and, (B) in case of SARs, the amount received pursuant to the SAR is based solely on an increase in the price of the Company's Common Stock after the grant date.

However, the Company has not historically had a Committee of the Board consisting of two or more members that satisfy the definition of an outside director for purposes of Section 162(m) of the Code, nor can the Company predict when it will establish a Subcommittee meeting these requirements of Section 162(m).Until a qualifying Subcommittee is established, it will not be possible to make grants of options or SARs qualifying as "performance-based compensation" for purposes of section 162(m).Thus, some portion of compensation paid to Covered Employees, for example, income realized on the exercise of a stock option, could be non-deductible by the Company.  At such time that the Company has a qualifying Subcommittee, it anticipates that grants of options and SARs to Covered Employees will be made in a manner intended to qualify such grants as "performance-based compensation" for purposes of Section 162(m) of the Code.

Adjustment Provisions

If there is any change in the Common Stock through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend (in excess of 2%), or other change in the corporate structure of the Company, adjustments will be made to preserve but not to increase the benefits to outstanding Stock Awards, including adjustments to the aggregate number and kind of shares subject to the Plan, or to outstanding award agreements, and the number and kind of shares and the price per share subject to outstanding options. The Plan provides that a distribution by the Company to its stockholders of all or any portion of the securities of any subsidiary of the Company (a "Spin-off Transaction") shall not be deemed to be a change in the Common Stock for purposes of the Plan; however, in the event of a Spin-off Transaction, the Board may in its discretion make such adjustments and take such other action as it deems appropriate with respect to outstanding Stock Awards, including but not limited to adjustments to the number and kind of shares, the price per share and the vesting periods of outstanding options or the substitution, exchange or grant of options to purchase securities of the subsidiary, but the Board shall not be obligated to make any such adjustments or take any such action under the Plan.

In the sole discretion of the Board and to the extent permitted by applicable law, any stock option, SAR, stock bonus or any stock purchase agreement evidencing any of the above may provide that, in the event of a change in control of the Company (i) all or a portion of any outstanding options or SARs covered by such an agreement shall be fully vested, nonforfeitable and exercisable, and (ii) all or a portion of any restricted stock covered by such an agreement shall be released from restrictions on transfer and repurchase or forfeiture rights.  A change in control is defined in the Plan to include (i) the acquisition of beneficial ownership (as defined in the Securities Exchange Act of 1934) of 50% or more of the combined voting power of the Company's then outstanding voting securities; (ii) a change in the composition of the Board of Directors over a period of 36 months or less such that the majority of the members cease, by reason of one or more contested elections for Board membership or by one or more actions by written consent of stockholders, to be comprised of individuals who have been (A) Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board; (iii) approval by the Company's stockholders of a merger or consolidation in which the Company is not the surviving company, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated; (iv) approval by the Company's stockholders of the sale, transfer or other disposition of the assets of the Company or the complete liquidation or dissolution thereof; or (v) approval by the Company's stockholders of any reverse merger in which the Company survives as an entity but in which securities possessing more than 50% of the total combined voting power of the Company's then outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

If the Board incorporates a change of control provision in any option or SAR agreement, such agreement shall provide that, in the event of a change in control as described in clauses (i), (ii) and (v) above, the option or SAR shall remain exercisable for the remaining term of the option. Further, in the event of a change in control as described in clauses (iii) or (iv) above, the option or SAR shall terminate as of the effective date of such change in control. In no event shall any option or SAR be exercised after the expiration of the term provided for in the related stock option or SAR agreement.  In its discretion, the Board may provide that in the event of change of control, all or a portion of any outstanding option or SAR will automatically become vested, nontransferable and exercisable, and that all or a portion of any restricted stock shall automatically become released from restrictions on transfer and repurchase and forfeiture rights, immediately prior to the specified effective date of the change of control.

Federal Income Tax Consequences Relating to Stock Awards Granted under the Plan

The following is a brief summary of the current U.S. federal income tax rules generally applicable to awards under the Plan.

Nonstatutory Stock Options.  The grant of a nonstatutory stock option under the Plan will not result in any federal income tax consequences to the optionee or to the Company.  Upon exercise of a nonstatutory stock option, the optionee is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise.  This income is subject to withholding for federal income and employment tax purposes.  The Company is entitled to an income tax deduction in the amount of the income recognized by the optionee, subject to the requirement of reasonableness, certain limitations imposed by Section 162(m) of the Code and the satisfaction of withholding obligations.  Any gain or loss on the optionee's subsequent disposition of the shares of Common Stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise.  The Company does not receive a tax deduction for any such gain.

Incentive Stock Options.  The grant of an incentive stock option under the Plan will not result in any federal income tax consequences to the optionee or to the Company.  An optionee recognizes no federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. The Internal Revenue Service recently issued proposed regulations that would subject optionees to withholding at the time optionees exercise an incentive stock option for Social Security and Medicare based upon the excess of the fair market value of the shares on the date of exercise over the exercise price.  These proposed regulations, if adopted, would be effective only for the exercise of incentive stock options on or after January 1, 2003.  In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the optionee has held the shares of Common Stock.  If the optionee does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the optionee will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price.  The Company is not entitled to any deduction under these circumstances.

If the optionee fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a "disqualifying disposition").  The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price.  Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year.  The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the optionee.

The exercise of an incentive stock option may increase an optionee's alternative minimum tax.  The "spread" under an incentive stock option--i.e., the difference between the fair market value of the shares at exercise and the exercise price--is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax.  If an optionee's alternative minimum tax liability exceeds such optionee's regular income tax liability, the optionee will owe the larger amount of taxes.  In order to avoid the application of alternative minimum tax with respect to incentive stock options, the optionee must sell the shares within the same calendar year in which the incentive stock options are exercised.  However, such a sale of shares within the same year of exercise will constitute a disqualifying disposition, as described above.

Restricted Stock.  The grant of restricted stock will subject the recipient to ordinary compensation income on the difference between the amount paid for such stock and the fair market value of the shares on the date that the restrictions lapse.  This income is subject to withholding for federal income and employment tax purposes.  The Company is entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code. Any gain or loss on the recipient's subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on whether the shares are held for more than one year and depending on how long the stock has been held since the restrictions lapsed.  The Company does not receive a tax deduction for any such gain.

Recipients of restricted stock may make an election under Code Section 83(b) ("Section 83(b) Election") to recognize as ordinary compensation income in the year that such restricted stock is granted, the amount equal to the spread between the amount paid for such stock and the fair market value on the date of the issuance of the stock.  If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short-term capital gain to the recipient.  The Section 83(b) Election must be made within thirty days from the time the restricted stock is issued.

Stock Appreciation Rights.  Recipients of SARs generally should not recognize income until such rights are exercised (assuming there is no ceiling on the value of the right).  Upon exercise, the participating individual will normally recognize ordinary compensation income for federal income tax purposes equal to the amount of cash and the fair market value of stock, if any, received upon such exercise.  Participating individuals who are employees will be subject to withholding with respect to income recognized upon exercise of a SAR.

The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the participating individual, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income and the individual's total compensation is deemed reasonable in amount.  Participating individuals will recognize gain upon the disposition of any stock received on exercise of a SAR equal to the excess of (1) the amount realized on such disposition over (2) the ordinary income recognized with respect to such stock under the principles set forth above.  That gain will be taxable as long or short-term capital gain depending on whether the stock was held for more than one year.

The foregoing is only a summary of the federal income tax consequences of Plan transactions, and is based upon federal income tax laws in effect on the date of this proxy statement.  Reference should be made to the applicable provisions of the Code.  This summary does not purport to be complete, and does not discuss the tax consequences of a grantee's death or the tax laws of any municipality, state or foreign country to which the grantee may be subject.

Amended Plan Benefits

The selection of the individuals who will receive grants under the Plan, and the number of shares to be granted to such individuals, are determined by the Committee in its discretion.  Therefore, it is not possible to predict the amounts that will actually be received by or allocated to particular individuals or groups of individuals under the Plan as proposed to be amended.  The following table sets forth information with respect to options granted under the Plan during fiscal 2001:

Name and Position	Number of Shares Covered by Option Grant
Frank F. Khulusi President and Chief Executive Officer and Chairman of the Board	200,000
Theodore R. Sanders Chief Financial Officer	40,000
Daniel J. De Vries Executive Vice President, Marketing	70,000
Kristin M. Rogers Executive Vice President, Enterprise Sales	40,000
All current executive officers as a group	350,000
All current directors who are not executive officers, as a group	50,000
All employees as a group (excluding executive officers)	520,775

Board Recommendation and Stockholder Vote Required

The Board of Directors recommends a vote FOR approval of the amendment to the Plan as described above. Approval of the proposal requires the affirmative vote by a majority of the shares of Common Stock represented at the Meeting. Shares held by persons who abstain from voting on the proposal and broker "non-votes" will not be voted for or against the proposal. Shares held by persons abstaining and broker "non-votes" will be counted in determining whether a quorum is present for purposes of voting on the proposal. Abstentions will have the same effect as a vote against the matter but broker non-votes will not be counted for this purpose.  The persons designated in the enclosed proxy will vote your shares FOR approval of the resolution unless instructions to the contrary are indicated in the enclosed proxy.

PROPOSAL FOUR

RATIFICATION AND APPROVAL

OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors selected the accounting firm of PricewaterhouseCoopers LLP to serve as its independent accountants for the fiscal year ending December 31, 2002.  PricewaterhouseCoopers LLP has audited the Company's financial statements since 1994.  A proposal to ratify the appointment for the current year will be presented at the Meeting.  Representatives of PricewaterhouseCoopers LLP are expected to be present at the Meeting.  They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

The Audit Committee considered whether PricewaterhouseCoopers' provision of any professional services other than its audit of the Company's annual financial statements and reviews of quarterly financial statements is compatible with maintaining such auditor's independence.

The Company incurred the following fees to PricewaterhouseCoopers LLP during the 2001 fiscal year:

-         Audit Fees.  PricewaterhouseCoopers LLP billed the Company an aggregate of $238,500 for professional services rendered for the audit of the Company's annual financial statements for the most recent fiscal year and the reviews of the financial statements included in the Company's Forms 10-Q for that fiscal year.

-         Financial Information Systems Design and Implementation Fees.  The Company did not engage PricewaterhouseCoopers LLP for financial information systems design and implementation, as defined in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X, during the most recent fiscal year.

-         All Other Fees.  PricewaterhouseCoopers LLP billed the Company an aggregate of $1,150 for professional services rendered during the most recent fiscal year, excluding fees for audit services or financial information systems design and implementation.

Board Recommendation and Stockholder Vote Required

The Board of Directors recommends a vote FOR ratification of the appointment of the independent accountant. Ratification of the selection requires the affirmative vote by a majority of the shares of Common Stock represented at the Meeting. Shares held by persons who abstain from voting on the proposal and broker "non-votes'' will not be voted for or against the proposal. Shares held by persons abstaining and broker "non-votes" will be counted in determining whether a quorum is present for purposes of voting on the proposal and will have the same effect as a vote against the matter. The persons designated in the enclosed proxy will vote your shares FOR approval of the resolution unless instructions to the contrary are indicated in the enclosed proxy.  If the appointment is not ratified by the stockholders, the Board of Directors is not obligated to appoint other independent accountants, but the Board of Directors will give consideration to such unfavorable vote.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

Stockholders may submit proposals on matters appropriate for stockholder action at subsequent annual meetings of the Company consistent with Rule 14a-8 promulgated under the Exchange Act. Proposals of stockholders intended to be presented at the Company's next annual meeting of stockholders must be received by the Company (Attention: Chief Financial Officer, at the principal offices of the Company), no later than February 22, 2003, for inclusion in the Company's proxy statement and form of proxy for that meeting. In order for a stockholder proposal not intended to be subject to Rule 14a-8 (and thus not subject to inclusion in the Company's Proxy Statement) to be considered ''timely'' within the meaning of Rule 14a-4 under the Exchange Act and pursuant to the Company's Bylaws, notice of any such stockholder proposals must be given to the Company in writing not less than 45 days nor more than 75 days prior to the date on which the Company first mailed its proxy materials for the 2002 meeting, which is set forth on page 1 of this Proxy Statement (or the date on which the Company mails its proxy materials for the 2003 Annual Meeting if the date of that meeting is changed more than 30 days from the prior year). A stockholder's notice to the Company must set forth for each matter proposed to be brought before the annual meeting (a) a brief description of the matter the stockholder proposes to bring before the meeting and the reasons for conducting such business at the meeting, (b) the name and recent address of the stockholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. With respect to proposals by stockholders for director nominations, the Company's Bylaws require written notice to be received by the Company not less than 30 days nor more than 60 days before the meeting, unless less than 40 days' notice or public disclosure of the meeting is given, in which case the stockholder's notice must be received within 10 days after such notice or disclosure is given. The notice must contain specified information about the proposed nominee and the stockholder making the nomination

OTHER MATTERS

All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Meeting in accordance with the directions given. Any Proxy in which no direction is specified will be voted in favor of each of the nominees and the matters to be considered

The Board of Directors does not intend to bring any matters before the Meeting other than as stated in this Proxy Statement and is not aware that any other matters will be presented for action at the Meeting. Should any other matters be properly presented, the person named in the enclosed form of Proxy will vote the Proxy with respect thereto in accordance with their best judgment, pursuant to the discretionary authority granted by the Proxy.

Copies of the Company's Annual Report on Form 10-K for the year ended December 31, 2001 as filed with the Securities and Exchange Commission will be provided to stockholders without charge upon written request to Theodore R. Sanders, Chief Financial Officer, PC Mall, Inc., 2555 W. 190th Street, Torrance, California 90504.

By Order of the Board of Directors,

/s/ Frank F. Khulusi

Frank F. Khulusi

Chairman of the Board, President and

Chief Executive Officer

June 21, 2002

Torrance, California

ANNEX A

PC MALL, INC.

AMENDED AND RESTATED

1994 STOCK INCENTIVE PLAN

(Amended as of June 19, 2002)

                1.             Establishment, Purpose, and Definitions.

                                (a)           PC Mall, Inc. (formerly Creative Computers, Inc. and IdeaMall, Inc.) (the "Company") hereby adopts its 1994 Stock Incentive Plan (the "Plan").

                                (b)           The purpose of the Plan is to provide incentives to eligible individuals (as defined in Section 4 below) for increased efforts and successful achievements on behalf of or in the interests of the Company and its Affiliates and to maximize the rewards due them for those efforts and achievements.  The Plan provides employees (including officers and directors who are employees) of the Company and of its Affiliates an opportunity to purchase shares of common stock of the Company ("Stock") pursuant to options which may qualify as incentive stock options (referred to as "incentive stock options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and employees, officers, directors, independent contractors and consultants of the Company and of its Affiliates an opportunity to purchase shares of Stock pursuant to options which are not described in Sections 422 or 423 of the Code (referred to as "nonqualified stock options").  The Plan also provides for the sale or bonus of Stock to eligible individuals in connection with the performance of services for the Company or its Affiliates.  Finally, the Plan authorizes the grant of stock appreciation rights ("SARs"), either separately or in tandem with stock options, entitling holders to cash compensation measured by appreciation in the value of the Stock.

                                (c)           The term "Affiliate" as used in the Plan means parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f) of the Code (but substituting "the Company" for "employer corporation"), including parents or subsidiaries of the Company which become such after adoption of the Plan.

                2.             Administration of the Plan.

                                (a)           The Plan shall be administered by the Board of Directors of the Company (the "Board").  The Board may delegate the responsibility for administering the Plan to a committee, under such terms and conditions as the Board shall determine (the "Committee").  The Committee shall consist of two or more members of the Board or such lesser number of members of the Board as permitted by Rule 16b-3 (or any successor thereto) promulgated under the Securities Exchange Act of 1934, as amended ("Rule 16b-3").  The Committee shall select one of its members as chair of the Committee and shall hold meetings at such times and places as it may determine.  A majority of the Committee shall constitute a quorum, and acts of the Committee at which a quorum is present, or acts reduced to or approved in writing by all the members of the Committee, shall be the valid acts of the Committee.  If the Board does not delegate administration of the Plan to the Committee, then each reference in this Plan to the "Committee" shall be construed to refer to the Board.

                               (b)           The Committee shall determine which eligible individuals (as defined in Section 4 below) shall be granted options under the Plan, the timing of such grants, the terms thereof (including any restrictions on the Stock), and the number of shares subject to such options.

                                (c)           The Committee shall also determine which eligible individuals (as defined in Section 4 below) shall be granted or issued SARs or Stock (other than pursuant to the exercise of options) under the Plan, the timing of such grants or issuances, the terms thereof (including any restrictions and the consideration, if any, to be paid therefor) and the number of shares or SARs to be granted.

                                (d)           The Committee may amend the terms of any outstanding option or SAR granted under this Plan, but any amendment which would adversely affect the holder's rights under an outstanding option or SAR shall not be made without the holder's written consent.  The Committee may, with the holder's written consent, cancel any outstanding option or SAR or accept any outstanding option or SAR in exchange for a new option or SAR.  The Committee also may amend any stock purchase agreement or stock bonus agreement relating to sales or bonuses of Stock under the Plan, but any amendment which would adversely affect the individual's rights to the Stock shall not be made without his or her written consent.

                                (e)           The Committee shall have the sole authority, in its absolute discretion to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan, to construe and interpret the Plan, the rules and the regulations, and the instruments evidencing options, SARs or Stock granted or issued under the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan.  All decisions, determinations and interpretations of the Committee shall be binding on all participants.

(f)            Notwithstanding the foregoing provisions of this Section 2, grants of options or any other awards hereunder to any "Covered Employee," as such term is defined by Section 162(m) of the Code shall be made only by a Committee (or subcommittee of a Committee) which, in addition to meeting other applicable requirements of this Section 2, is comprised solely of two or more "outside directors," within the meaning of Section 162(m) of the Code and the regulations thereunder (the "Subcommittee") to the extent it is intended that such grants qualify as "performance-based compensation" under Section 162(m).  In the case of such grants to Covered Employees, reference to the "Committee" shall be deemed to be references to the Subcommittee as specified above.

                3.             Stock Subject to the Plan.

                                (a)          The maximum aggregate number of shares of Stock available for issuance under the Plan and during the life of the Plan shall equal 4,326,324 (subject to adjustment for any stock splits or reverse stock splits) and, commencing with the first business day of each calendar year thereafter beginning with January 1, 2003, such maximum aggregate number of shares of Stock shall be increased by a number equal to three percent (3%) of the number of shares of Stock outstanding as of December 31 of the immediately preceding calendar year.  Notwithstanding the foregoing, subject to the provisions of Sections 3(c) and 3(d) below, the maximum aggregate number of shares of Stock available for grant of incentive stock options shall be 650,000 shares of Stock, and such number shall not be subject to annual adjustment as described above.  Notwithstanding the foregoing, the maximum aggregate number of shares of Stock which may be issued pursuant to all awards of restricted Stock is 100,000 shares.

                                (b)           If an option is surrendered or for any other reason ceases to be exercisable in whole or in part, the shares of Stock which were subject to such option but as to which the option had not been exercised shall continue to be available under the Plan.  Any shares of Stock forfeited to the Company pursuant to the terms of agreements evidencing sales or bonuses of Stock under the Plan shall continue to be available under the Plan.

                                (c)           If there is any change in the Stock through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend (in excess of 2%), or other change in the corporate structure of the Company, appropriate adjustments shall be made by the Committee, in order to preserve but not to increase the benefits to the outstanding options, SARs and stock purchase or stock bonus awards under the Plan, including adjustments to the aggregate number and kind of shares subject to the Plan, or to outstanding stock purchase or stock bonus agreements, or SAR agreements, and the number and kind of shares and the price per share subject to outstanding options; provided however, that a distribution by the Company to its stockholders of all or any portion of the securities of any subsidiary of the Company (a "Spinoff Transaction") shall not be deemed to be a change in the Stock for purposes of this Section 3.

                                (d)           In the event of a Spinoff Transaction, the Committee may in its discretion make such adjustments and take such other action as it deems appropriate with respect to the outstanding options, SARs and stock purchase or stock bonus awards under the Plan, including but not limited to adjustments to the number and kind of shares, the price per share and the vesting periods of outstanding options or the substitution, exchange or grant of options to purchase securities of the subsidiary; provided that the Committee shall not be obligated to make any such adjustments or take any such action hereunder.

                4.             Eligible Individuals.  Individuals who shall be eligible to have granted to them options, SARs or Stock under the Plan shall be such employees, officers, directors, independent contractors and consultants of the Company or an Affiliate as the Committee, in its discretion, shall designate from time to time.  Notwithstanding the foregoing, only employees of the Company or an Affiliate (including officers and directors who are bona fide employees) shall be eligible to receive incentive stock options.

                5.             The Option Price.  The exercise price of the each incentive stock option shall be not less than the per share fair market value of the Stock subject to such option on the date the option is granted.  The exercise price of each nonqualified stock option shall be as determined by the Committee.  Notwithstanding the foregoing, in the case of an incentive stock option granted to a person possessing more than 10 percent of the combined voting power of the Company or an Affiliate, the exercise price shall be not less than 110 percent of the fair market value of the Stock on the date the option is granted.  The exercise price of an option shall be subject to adjustment to the extent provided in Sections 3(c) and 3(d) above.

                6.             Terms and Conditions of Options.

                                (a)           Each option granted pursuant to the Plan will be evidenced by a written stock option agreement executed by the Company and the person to whom such option is granted.

                                (b)           The Committee shall determine the term of each option granted under the Plan; provided, however, that the term of an incentive stock option shall not be for more than ten years and that, in the case of an incentive stock option granted to a person possessing more than 10 percent of the combined voting power of the Company or an Affiliate, the term of each incentive stock option shall be no more than five years.

                                (c)           In the case of incentive stock options, the aggregate fair market value (determined as of the time such option is granted) of the Stock with respect to which incentive stock options are exercisable for the first time by an eligible employee in any calendar year (under this Plan and any other plans of the Company or its Affiliates) shall not exceed $100,000.

                                (d)           The stock option agreement may contain such other terms, provisions and conditions consistent with this Plan as may be determined by the Committee.  If an option, or any part thereof is intended to qualify as an incentive stock option, the stock option agreement shall contain those terms and conditions which are necessary to so qualify it.

(e)           The maximum number of shares of Stock with respect to which options or other awards may be granted to any individual in any fiscal year under the Plan shall be 650,000 shares, subject to adjustment pursuant to Sections 3(c) and 3(d).  To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation with respect to an employee, if any option or other award is cancelled, the cancelled option or award shall continue to count against the maximum number of shares for which options or awards may be granted to the employee under this Section 6(e).  For this purpose, the repricing of an option or award (or, in the case of a SAR, the base amount on which the stock appreciation is calculated is reduced to reflect a reduction in the fair market value of the Stock), shall be treated as a cancellation of the existing option or award and the grant of a new option or award.

                7.           Terms and Conditions of Stock Purchases and Bonuses

                                (a)     Each sale or bonus grant of Stock pursuant to the Plan will be evidenced by a written stock purchase or stock bonus agreement, as applicable, executed by the Company and the person to whom such stock is sold or granted.

                                (b)     The stock purchase agreement or stock bonus agreement may contain such other terms, provisions and conditions consistent with this Plan as may be determined by the Committee, including not by way of limitation, restrictions on transfer, forfeiture provisions, repurchase provisions and vesting provisions.

                8.           Terms and Conditions of SARs.  The Committee may, under such terms and conditions as it deems appropriate, authorize the issuance of SARs evidenced by a written SAR agreement (which, in the case of tandem options, may be part of the option agreement to which the SAR relates) executed by the Company and the person to whom the SARs are granted.  The SAR agreement shall specify the term for the SARs covered thereby and contain such other terms, provisions and conditions consistent with this Plan as may be determined by the Committee.

                9.             Use of Proceeds.  Cash proceeds realized from the exercise of options granted under the Plan or from other sales of Stock under the Plan shall constitute general funds of the Company.

                10.           Amendment, Suspension, or Termination of the Plan.

                                (a)           The Board may at any time amend, suspend or terminate the Plan as it deems advisable; provided that such amendment, suspension or termination complies with all applicable requirements of state and federal law, including any applicable requirement that the Plan or an amendment to the Plan be approved by the shareholders, and provided further that, except as provided in Sections 3(c) and 3(d) above, the Board shall in no event amend the Plan in the following respects without the consent of shareholders then sufficient to approve the Plan in the first instance:

(i)            To materially increase the benefits accruing to participants under the Plan;

(ii)           To materially increase the number of shares of Stock available under the Plan; or

(iii)          To materially modify the eligibility requirements for participation in the Plan.

                                (b)           No option or SAR may be granted nor may any Stock be issued (other than upon exercise of outstanding options) under the Plan during any suspension or after the termination of the Plan, and no amendment, suspension or termination of the Plan shall, without the affected individual's consent, alter or impair any rights or obligations under any option or SAR previously granted under the Plan.  The Plan shall terminate with respect to the grant of incentive options on the tenth anniversary of the date of adoption of the Plan, unless previously terminated by the Board pursuant to this Section 10.

                 11.           Transferability.    Incentive stock options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the optionee, only by the optionee; provided, however, that the optionee may designate a beneficiary of the optionee's incentive stock option in the event of the optionee's death on a beneficiary designation form provided by the Committee.  Other awards may be transferred by gift or through a domestic relations order to members of the optionee's Immediate Family to the extent provided in the award agreement or in the manner and to the extent determined by the Committee.  For purposes of this Plan, "Immediate Family" shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the optionee's household (other than a tenant or employee), a trust in which these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the optionee) control the management of assets, and any other entity in which these persons (or the optionee) own more than fifty percent (50%) of the voting interests.

                12.           Payment Upon Exercise of Options.

                                (a)           Payment of the purchase price upon exercise of any option granted under this Plan shall be made in cash, a certified check, bank draft, or postal or express money order payable to the order of the Company in lawful money of the United States; provided, however, that the Committee, in its sole discretion, may permit an optionee to pay the option price in whole or in part (i) with shares of Stock owned by the optionee or with shares of Stock withheld from the shares otherwise deliverable to the optionee upon exercise of an option; (ii) by delivery on a form prescribed by the Committee of an irrevocable direction to a securities broker approved by the Committee to sell shares of Stock and deliver all or a portion of the proceeds to the Company in payment for the Stock; (iii) by delivery of the optionee's promissory note with such recourse, interest, security and redemption provisions as the Committee in its discretion determines appropriate; or (iv) in any combination of the foregoing.  Any Stock used to exercise options shall be valued at its fair market value on the date of the exercise of the option.

                                 (b)           In the event that the exercise price is satisfied by shares withheld from the shares of Stock otherwise deliverable to the optionee, the Committee may issue the optionee an additional option, with terms identical to the option agreement under which the option was exercised, entitling the optionee to purchase additional shares of Stock equal to the number of shares so withheld but at an exercise price equal to the fair market value of the Stock on the grant date of the new option.

                 13.           Withholding Taxes.

                                (a)           No Stock shall be granted or sold under the Plan to any individual, and no SAR may be exercised, until the individual has made arrangements acceptable to the Committee for the satisfaction of federal, state and local income and employment tax withholding obligations, including without limitation obligations incident to the receipt of Stock under the Plan, the lapsing of restrictions applicable to such Stock, the failure to satisfy the conditions for treatment as incentive stock options under applicable tax law or the receipt of cash payments.  Upon the exercise of a stock option or the lapsing of a restriction on Stock issued under the Plan, the Company (or the optionee's or shareholder's employer) may withhold from the shares otherwise deliverable to the optionee upon such exercise, or require the shareholder to surrender shares of Stock as to which the restriction has lapsed, such number of shares having a fair market value sufficient to satisfy federal, state and local income and employment tax withholding obligations.

                                 (b)           In the event that such tax withholding is satisfied by the Company or the optionee's employer withholding shares of Stock otherwise deliverable to the optionee, the Committee may issue the optionee an additional option, with terms identical to the option agreement under which the option was exercised, entitling the optionee to purchase additional shares of Stock equal to the number of shares so withheld but at an exercise price equal to the fair market value of the Stock on the grant date of the new option.

                 14.           Restrictions on Transfer of Shares.  The Committee may require that the Stock acquired pursuant to the Plan be subject to such restrictions and agreements regarding sale, assignment, encumbrances or other transfer as are in effect among the shareholders of the Company at the time such Stock is acquired, as well as to such other restrictions as the Committee shall deem appropriate.

                 15.           Change in Control.

                                 (a)           For purposes of this Section 15, a "Change in Control" shall be deemed to occur upon:

                                                           (i)            the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding Stock;

                                                          (ii)           a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members cease, by reason of one or more contested elections for Board membership or by one or more actions by written consent of shareholders, to be comprised of individuals who either (a) have been Board members continuously since the beginning of such period or (b) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (a) who were still in office at the time such election or nomination was approved by the Board;

                                                          (iii)          approval by the Company's shareholders of a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

                                                          (iv)          approval by the Company's shareholders of (x) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company's subsidiary corporations) or (y) the complete liquidation or dissolution of the Company; or

                                                           (v)           approval by the Company's shareholders of any reverse merger in which the Company survives as an entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

                                 (b)           In its discretion, the Committee may provide in any stock option, SAR, Stock bonus or Stock purchase agreement (or in an amendment thereto) evidencing an option, SAR, Stock bonus or Stock purchase hereunder that, in the event of any Change in Control, all or a portion of any outstanding options or SARs covered by such an agreement shall automatically become vested, nonforfeitable and exercisable, and that all or a portion of any restricted Stock covered by such an agreement shall automatically become released from restrictions on transfer and repurchase or forfeiture rights, immediately prior to the specified effective date of the Change in Control.

                                                 If the Committee determines to incorporate a Change in Control provision in any option or SAR agreement hereunder, the agreement shall provide that, (a) in the event of a Change in Control described in clauses (i), (ii) and (v) above, the Option or SAR shall remain exercisable for the remaining term of the option or SAR and (b) in the event of a Change in Control described in clauses (iii) or (iv), the option or SAR shall terminate as of the effective date of the merger, disposition of assets, liquidation or dissolution described therein.  In no event shall any option or SAR under the Plan be exercised after the expiration of the term provided for in the related stock option or SAR agreement pursuant to Section 6(b) or Section 8.

                16.           Shareholder Approval.  The Plan shall become effective upon its approval by the holders of a majority of the Company's shares voting (in person or by proxy) at a shareholders' meeting held within 12 months of the Board's adoption of the Plan.

                17.           Rule 16b-3 Compliance.  With respect to persons subject to Section 16 of the Securities Exchange Act of 1934, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3.  To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.  Moreover, in the event the Plan does not include a provision required by Rule 16b-3 to be stated therein, such provision (other than one relating to eligibility requirements or the price and amount of awards) shall be deemed automatically to be incorporated by reference into the Plan insofar as persons subject to Section 16 are concerned.

PROXY

 PC MALL, INC.

ANNUAL MEETING OF STOCKHOLDERS--JULY 16, 2002

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Frank F. Khulusi and Theodore R. Sanders, and each of them, with full power of substitution as proxies and agents (the ''Proxy Agents'') in the name of the undersigned, to attend the Annual Meeting of Stockholders of PC Mall, Inc., a Delaware corporation, to be held at the Company's Headquarters, located at 2555 W. 190th Street, Torrance, California 90504 on Tuesday, July 16, 2002 at 10:00 a.m. local time, or any adjournment or postponement thereof, and to vote the number of shares of Common Stock of the Company that the undersigned would be entitled to vote, and with all the power the undersigned would possess, if personally present, as follows:

1.	ELECTION OF DIRECTORS

	☐ FOR all nominees listed below (except as marked to the contrary).		☐ WITHHOLD AUTHORITY to vote for all nominees listed below.
(To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

		Frank F. Khulusi	Mark C. Layton
		Ronald B. Reck	Thomas A. Maloof

2.	PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION to increase the number of authorized shares of Common Stock of the Company from 15,000,000 to 30,000,000.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S 1994 STOCK INCENTIVE PLAN to increase the number of authorized shares available for issuance under the Plan.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP as the Company's independent accountants for the Company's current fiscal year.

	☐FOR	☐ AGAINST	☐ ABSTAIN

5.	In their discretion, the Proxy Agents are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED AND RETURNED TO THE COMPANY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S).   IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

PLEASE DATE AND SIGN the enclosed proxy exactly as the name(s) appears herein and return promptly in the accompanying envelope.  If the shares are held by joint tenants or as community property, both shareholders should sign.

Receipt of Notice of Annual Meeting of Shareholders, Annual Report for the year ended December 31, 2001 and Proxy Statement dated June 21, 2002, is hereby acknowledged by the undersigned.

Dated:                                                                                      , 2002

Signature
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Name, typed or printed
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Tax identification or social security number
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Signature
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